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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                               February 22, 2001

                        LORAL SPACE & COMMUNICATIONS LTD.
             (Exact name of registrant as specified in its charter)

Islands of Bermuda                      1-14180                       13-3867424
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
(State or other                       (Commission                  (IRS Employer
jurisdiction of                       File Number)                Identification
incorporation)                                                            Number

                         c/o Loral SpaceCom Corporation
600 Third Avenue, New York, New York                                   10016
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(Address of principal executive offices)                             (Zip Code)
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               Registrant's telephone number, including area code:
                                 (212) 697-1105
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Item 5.  Other Events.

                  On February 22, 2001, Loral Space & Communications Ltd.
announced that it had commenced exchange offers for shares of its 6% Series C
Convertible Redeemable Preferred Stock due 2006 and for its 6% Series D
Convertible Redeemable Preferred Stock due 2007. Under the terms of the exchange offers, each share of Series C Preferred Stock and each share of Series D
Preferred Stock may be exchanged by its holder for 4.10 and 4.25 shares of Loral
Common Stock, respectively. These exchange offers will expire at 5:00 p.m., New
York City time, March 22, 2001, unless extended.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                  (c)      Exhibits.

Exhibit 99.1 Offer to Exchange dated as of February 22, 2001 relating to the Series C Preferred Stock.

Exhibit 99.2 Offer to Exchange dated as of February 22, 2001 relating to the Series D Preferred Stock.


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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Loral Space & Communications Ltd.

                                            By:    /s/ Avi Katz
                                                   ----------------------------
                                            Name:  Avi Katz
                                            Title: Vice President and Secretary

Date: February 22, 2001


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